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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-38635, 333-68229, 333-93663, 333-42192, 333-39026, 333-67716 and 333-84556
of Hall Kinion & Associates, Inc. and subsidiaries on Form S-8 of our report dated March 26, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of a new accounting principle) appearing in this Annual Report on Form 10-K of Hall, Kinion & Associates, Inc. and subsidiaries for the year ended December 29, 2002.

/s/ Deloitte & Touche LLP

San Francisco, California
March 26, 2003